EXHIBIT 23.1


Thigpen, Jones, Seaton & Co., P.C.                  Scotty C. Jones, CPA
CERTIFIED PUBLIC ACCOUNTANTS                        Frank W. Seaton, Jr., CPA
BUSINESS CONSULTANTS                                Tracy G. Smith, CPA
1004 Hillcrest Parkway  P.O. Box 400                Grayson Dent, CPA
Dublin, Georgia 31040-0400                          Robyn T. Tanner, CPA
Tel 478-272-2030  Fax 478-272-3318                  Rhonda M. Norris, CPA
E-mail tjs@tjscpa.com                               Spencer L. Tydings, CPA
                                                    Becky G. Hines, CPA
                                                    Donna H. Lumley, CPA
                                                    Lori Y. Norton, CPA
                                                    Cristi H. Jones, CPA
                                                    Matthew C. Jones, CPA
                                                    Robert E. Thigpen, Jr., CPA



                 CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated February 24, 2005, included in the December 31, 2004 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.


/s/Thigpen, Jones, Seaton & Co., P.C.

Dublin, Georgia
March 29, 2005